         As filed with the Securities and Exchange Commission on May 9, 2002
                            -------------------------
                              Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------
                             SYPRIS SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)
                               -------------------

       Delaware                                        61-1321992
----------------------------            ----------------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                           101 Bullitt Lane, Suite 450
                           Louisville, Kentucky 40222
   (Address, including zip code, of Registrant's principal executive offices)
                               -------------------
         SYPRIS SOLUTIONS, INC. INDEPENDENT DIRECTORS' STOCK OPTION PLAN

                            (Full title of the plan)
                               -------------------
                                 JEFFREY T. GILL
                      President and Chief Executive Officer
                             Sypris Solutions, Inc.
                           101 Bullitt Lane, Suite 450
                           Louisville, Kentucky 40222
                                 (502) 329-2000
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------
                                   Copies to:
                              ROBERT A. HEATH, ESQ.
                           Wyatt, Tarrant & Combs, LLP
                            500 West Jefferson Street
                                   Suite 2800
                           Louisville, Kentucky 40202
                                 (502) 589-5235



                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                             Proposed Maximum          Proposed Maximum             Amount of
 Title of Securities       Amount to be        Offering Price         Aggregate Offering            Registration
   to be Registered        Registered          Per Share(1)              Price(1)                    Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value(2)          250,000(3)             $18.90                $4,725,000                  $434.70

=========================================================================================================================
(1) Calculated  in  accordance  with Rule  457(c)  solely  for the  purpose  of computing the amount of the  registration fee based upon the average of the high and low sale  price for the Common  Stock as  reported  on the  Nasdaq  National
Market on May 3, 2002.
(2) Includes the Series A Preferred Stock purchase rights associated with the Common Stock.
(3) The amount of Common Stock to be registered  hereby includes such additional shares as may be issued pursuant to the anti-dilution  provisions of the plan to reflect stock splits, stock dividends or similar  transactions  pursuant to Rule
416(a)  under the  Securities  Act of 1933,  as  amended,  without the need of a post-effective amendment.

==========================================================================================================================

         This Registration Statement is for the registration of additional shares of Common Stock of Sypris Solutions, Inc. (the "Registrant") for issuance under the Sypris Solutions, Inc. Independent Directors' Stock Option Plan. The contents of the Registrant's Form S-8 Registration Statements Nos. 33-94544, 333-07195, 333-52593, and 333-77883 as filed with the Commission on July 13, 1995, June 28, 1996, May 13, 1998, and May 6, 1999, respectively, and the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199 and 333-07111, as filed with the
Commission  on  May  13,  1998,  are  incorporated  herein  by  reference.



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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

               The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof:

               1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed January 31, 2002, as amended by Form 10-K/A filed February 20, 2002 (Commission File No. 000-24020);

               2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed April 29, 2002 (Commission File No. 000-24020);

               3. The description of the Registrant's common stock, $.01 par value (the "Common Stock"), which is contained in the Registrant's current report on Form 8-K/A filed May 13, 1998, pursuant to Section 13 of the 1934 Act (Commission File No. 000-24020), including any amendment or report filed for the purpose of updating such description; and

               4. The description of the Registrant's Series A Preferred Stock purchase rights, which is contained in the Registrant's registration statement on Form 8-A filed October 23, 2001 (Commission File No. 000-24020), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  Exhibits.

                  See Index to Exhibits on page 6, which is incorporated by reference herein.



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



                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 7th day of May, 2002.

                                      SYPRIS SOLUTIONS, INC.


                                      By: /S/ JEFFREY T. GILL
                                          Jeffrey T. Gill
                                          President and Chief Executive Officer

                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D.
Johnson and Anthony C. Allen, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                             Title                         Date



/S/ JEFFREY T. GILL            President, Chief Executive          May 7, 2002
Jeffrey T. Gill                Officer and Director




/S/ DAVID D. JOHNSON           Vice President, Treasurer           May 7, 2002
David D. Johnson               and Chief Financial Officer
                               (Principal Financial Officer)


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



/S/ ANTHONY C. ALLEN           Vice President, Controller         May 7, 2002
Anthony C. Allen               and Assistant Secretary
                               (Principal Accounting Officer)



/S/ ROBERT E. GILL             Chairman of the Board              May 7, 2002
Robert E. Gill                 and Director



/S/ R. SCOTT GILL              Director                           May 7, 2002
R. Scott Gill



/S/ HENRY F. FRIGON            Director                           May 7, 2002
Henry F. Frigon



/S/ WILLIAM L. HEALEY          Director                           May 7, 2002
William L. Healey



___________________________    Director
Roger W. Johnson



/S/ SIDNEY R. PETERSEN         Director                           May 7, 2002
Sidney R. Petersen



/S/ ROBERT SROKA               Director                           May 7, 2002
Robert Sroka


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



                                INDEX TO EXHIBITS


Exhibit Number    Description of Exhibit                                Page


4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit
                  4.1 to the Registrant's registration statement on Form S-8 filed May 9, 2002 (No. 333-87880)).

4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 to the Registrant's registration statement on Form S-8 filed
                  May 9, 2002 (No. 333-87880)).

4.3 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1998 filed on March 5, 1999 (Commission File No. 000-24020)).

4.4 Rights Agreement dated as of October 23, 2001 between the Registrant and LaSalle Bank National Association, as Rights Agent, including as Exhibit A the Form of Certificate of Designation and as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on October 23, 2001 (Commission File No. 000-24020)).

4.5               Sypris Solutions, Inc. Independent Directors' Stock    7
                  Option Plan Adopted on October 27, 1994, as Amended and Restated Effective February 26, 2002 (subject to stockholder approval).

5                 Opinion of Wyatt, Tarrant & Combs, LLP.               13

23(a)             Consent of Wyatt, Tarrant & Combs, LLP (contained in
                  Exhibit 5).

23(b)             Consent of Ernst & Young LLP.                         15

24                Power of Attorney (precedes signatures).


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